Exhibit 10.3

Del Monte Foods Company Annual Incentive Plan

     Fiscal 2005 Targeted Percentage and Weighting of Objectives for Certain Executive Officers as Approved by the Compensation Committee on September 22, 2004

		Weighting of Objectives

				Individual
	Targeted Percentage			Objectives/
	of Fiscal Year	Corporate Financial	Business Unit	Management By	Possible Range of
Name	Earnings	Objectives	Objectives	Objectives (MBOs)	Score (1)

Richard G. Wolford	110.00%	75%	—	25%	0-200% of target
David L. Meyers	70.00%	75%	—	25%	0-200% of target
Nils Lommerin	70.00%	60%	—	40%	0-200% of target
Todd R. Lachman	70.00%	60%	—	40%	0-200% of target
Marc D. Haberman	62.50%	50%	10%	40%	0-200% of target

(1)	Possible range of scoring for each component (Corporate Financial Objectives, Business Unit Objectives, Individual Objectives / Management By Objectives (MBOs)).
Note: the maximum amount payable to any participant for any Plan Year under the Plan is $2,000,000 or 200% of such participant’s Fiscal Year Earnings, whichever is less.